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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            September 11, 2000.

                             STAN LEE MEDIA, INC.
                             --------------------
            (Exact name of registrant as specified in its charter)


              Colorado             0-28530                  84-1341980
              --------             -------                  ----------
     (State or other               (Commission              (I.R.S. Employer
      jurisdiction of               File Number)             Identification
      incorporation)                                             Number)


        15821 Ventura Boulevard, Suite 675, Encino, California   91436
        --------------------------------------------------------------
(Address of Principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:        (818) 461-1757
                                                           --------------


                                Not Applicable
                                --------------
(Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

     On September 11, 2000, Stan Lee Media, Inc. (the "Company") acquired all of the rights to the intellectual property known as Conan the Barbarian through its acquisition of all of the outstanding stock of Conan Properties, Inc. in exchange for 409,037 shares of the Company's common stock, no par value, calculated by dividing an aggregate purchase price of $4.3 million by $10.5125, the average of the Company's closing stock price on the Nasdaq Stock Market for the 30-day period preceding August 30, 2000.

     Pursuant to the terms of the agreement, the sellers are entitled to certain price protection and volume protection provisions during the first 21 months following the acquisition. In addition, the sellers have certain registration rights relating to the shares of the Company's common stock acquired hereunder. The Stock Purchase Agreement relating to the acquisition of Conan Properties, Inc. is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

     Financial statements required by this item shall be filed no later than 60 days after the date hereof.

(b) Pro Forma Financial Information.

     Pro Forma financial statements required by this item shall be filed no later than 60 days after the date hereof.

(c) Exhibits

     The following exhibits are filed with this report:



Exhibit
Number    Description
-------   -----------

10.1 Stock Purchase Agreement, dated as of August 31, 2000, among the Company and the sellers listed on the signature pages thereto.

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     SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   STAN LEE MEDIA, INC.
                                   --------------------
                                     (Registrant)


Date:  September 12, 2000.         By:  /s/ Rick C. Madden
                                   ---------------------------------------------
                                   Rick C. Madden
                                   Executive Vice President, General Counsel and
                                   Secretary

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               EXHIBIT INDEX



EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

10.1 Stock Purchase Agreement, dated as of August 31, 2000, among the Company and the sellers listed on the signature pages thereto.

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